Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 23, 2025, with respect to the combined financial statements of Regenique Group Limited and its subsidiaries, as of and for the years ended September 30, 2024 and 2023 in this Registration Statement on Form F-1 and the related Prospectus of Regenique Group Limited and its subsidiaries filed with the Securities and Exchange Commission.

October 31, 2025

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